UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2005

Cowlitz Bancorporation

(Exact Name of Registrant as specified in its charter)

Washington	000-23881	91-529841
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

927 Commerce Ave.
Longview, Washington 98632
Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 206-423-9088

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets

On October 31, 2005, Cowlitz Bancorporation (“Cowlitz”) completed a previously announced merger with AEA Bancshares, Inc. (“AEA”) pursuant to an Agreement and Plan of Merger under the terms of which AEA merged with and into Cowlitz, and AEA’s wholly owned subsidiary Asia-Europe-Americas Bank (“AEA Bank”) merged with and into Cowlitz’s wholly owned subsidiary Cowlitz Bank. The merger of the subsidiary banks became effective November 1, 2005.

AEA shareholders were entitled to receive shares of Cowlitz common stock in exchange for each share of AEA common stock outstanding as of the effective date of the merger. The total estimated value of the acquisition is approximately $7.87 million based on the issuance of 570,088 shares of Cowlitz common stock and the closing trade of $13.80 for Cowlitz common stock on October 31, 2005 on the NASDAQ stock market.

On November 1, 2005, Cowlitz issued a press release announcing the closing of the merger. The press release is attached as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(a)	To be filed by amendment within 71 days of the merger
(b)	To be filed by amendment within 71 days of the merger
(c)	Exhibits.
99.1 Press Release

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWLITZ BANCORPORATION
(Registrant)

Date:	November 1, 2005	By: /s/ Richard J. Fitzpatrick
Richard J. Fitzpatrick
President and Chief Executive Officer